Healthcare Triangle Announces Closing of $6.5 Million Private Placement

PLEASANTON, Calif., July 13, 2022 (GLOBE NEWSWIRE) — Healthcare Triangle Inc., (Nasdaq: HCTI) (“HCTI” or the “Company”), a leading provider of cloud and data transformation solutions for healthcare and life sciences, today announced the closing of its previously announced private placement with a single institutional investor (“Investor”) for the issuance and sale of 6,097,561 shares of common stock (or pre-funded warrant in lieu thereof). The Company also issued to the Investor unregistered preferred investment options (the “Preferred Investment Option”) to purchase up to an aggregate of 6,097,561 shares of common stock. The purchase price for one share of common stock (or pre-funded warrant) and one Preferred Investment Option to purchase one share of common stock was $1.066. The Preferred Investment Options have an exercise price of $1.066 per share, will become exercisable six months following the issuance date, and have a term equal to five years following the issuance date.

H.C. Wainwright & Co. acted as the exclusive placement agent for the offering.

The gross proceeds from the private placement were approximately $6.5 million, before deducting placement agent fees and other offering expenses. The Company intends to use the net proceeds from the private placement for the working capital and other general corporate purposes.

The securities offered in the private placement and described above were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”) and Regulation D promulgated thereunder and have not been registered under the Act or applicable state securities laws. Accordingly, the securities may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (the “SEC”) or an applicable exemption from such registration requirements. Pursuant to a registration rights agreement with the investor, the Company has agreed to file one or more registration statements with the SEC covering the resale of such securities.

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Healthcare Triangle, Inc. (HCTI)

Healthcare Triangle, Inc. based in Pleasanton, California., reinforces healthcare progress through breakthrough technology and extensive industry knowledge and expertise. We support healthcare providers including hospitals and health systems, payers, and pharma/life sciences organizations in their effort to improve health outcomes. Healthcare Triangle enables the adoption of new technologies, data enlightenment, business agility, and response to immediate business needs and competitive threats. The highly regulated healthcare and life sciences industries rely on Healthcare Triangle for expertise in digital transformation encompassing the cloud, security and compliance, data lifecycle management, healthcare interoperability, and clinical and business performance optimization.

Forward-Looking Statements

All statements other than statements of historical facts included in this press release are "forward-looking statements" (as defined in the Private Securities Litigation Reform Act of 1995), including statements regarding the use of proceeds from the private placement. Such forward-looking statements include our expectations and those statements that use forward-looking words such as "projected," "expect," "possibility" and "anticipate." The achievement or success of the matters covered by such forward-looking statements involve significant risks, uncertainties and assumptions. Actual results could differ materially from current projections or implied results. Investors should read the risk factors set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 2021 on file with the Securities Exchange Commission (the “SEC”) and in previous filings, subsequent filings and future periodic reports filed with the SEC. All of the Company's forward-looking statements are expressly qualified by all such risk factors and other cautionary statements

Healthcare Triangle, Inc. Contact

Media Relations

Michael Campana: michael.c@healthcaretriangle.com (E-Mail)